UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2019 (July 22, 2019)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC

6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 22, 2019, Gladstone Land Corporation (the “Company”), through a wholly-owned subsidiary of Gladstone Land Limited Partnership (the “Operating Partnership”), closed on the acquisition of multiple parcels of land located in Florida (the “Acquisition”) from Caulkins Citrus Company, Ltd. (the “Seller”) for (i) $54.5 million in cash and (ii) 288,303 units of limited partnership interests in the Operating Partnership (“OP Units”) valued at $12.14 per unit as of the date of the agreement of purchase and sale with the Seller. The Seller of the Properties is not a related party to the Company or its affiliates and does not have a material relationship with the Company or its affiliates, other than with respect to the Acquisition.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the issuance of OP Units is incorporated by reference into this Item 3.02. Following a one-year holding period, and in accordance with the terms and conditions set forth in the partnership agreement of the Operating Partnership, the holder of the OP Units will be entitled to cause the Company to redeem the OP Units for cash or, at the Company’s discretion, exchange the OP Units for shares of the Company’s common stock, par value $0.001 per share, on a one-for-one basis. The cash redemption amount per OP Unit would be based on the market price of a share of the Company’s common stock at the time of redemption.

The exchange of the OP Units pursuant to the Contribution Agreement will be consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering. No sales commission or other consideration will be paid in connection with such sale.

Item 7.01.	Regulation FD Disclosure.

On July 22, 2019, the Company issued a press release (the “Press Release”) announcing the closing of the Acquisition. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

July 24, 2019	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer